FOR IMMEDIATE RELEASE:
March 1, 2018
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION CORRECTS SINGLE BUSINESS UNIT CUSTOMER COUNT INCLUDED IN EARNINGS RELEASE
TO THE CORRECT NUMBERS INCLUDED IN THE ANNUAL REPORT ON FORM 10-K

Dover, DE - On February 28, 2018, Chesapeake Utilities Corporation (NYSE:CPK) issued a press release announcing its annual and quarterly results for the period ended December 31, 2017. The press release reflected incorrect numbers for Florida Public Utilities (“FPU”) average electric commercial and total customers for the quarter and year ended December 31, 2017 as presented in the Distribution Utility Statistical Data.
These figures are corrected in the table below:

For the Three Months Ended December 31, 2017:

	**Corrected**	**Uncorrected**
	FPU Electric	FPU Electric
	Distribution	Distribution
Residential	24,648	24,648
Commercial	7,468	9,301
Industrial	2	2
Other	—	—
Total	32,118	33,951

For the Year Ended December 31, 2017:

	**Corrected**	**Uncorrected**
	FPU Electric	FPU Electric
	Distribution	Distribution
Residential	24,574	24,574
Commercial	7,450	7,908
Industrial	2	2
Other	—	—
Total	32,026	32,484

Chesapeake Utilities Corporation’s 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2018 reflected the accurate figures. The correction of the customer numbers has no effect on the financial results reported for the quarter and year ended December 31, 2017.
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Chesapeake Utilities Corporation is a diversified energy company engaged in natural gas distribution, transmission, gathering and processing, and marketing; electricity generation and distribution; propane gas distribution and other businesses. Information about Chesapeake Utilities Corporation and the Chesapeake family of businesses is available at www.chpk.com or through the Company’s IR App.

Please note that Chesapeake Utilities Corporation has no affiliation with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

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For more information, contact:
Beth W. Cooper
Senior Vice President & Chief Financial Officer
302.734.6799